                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT



Name                                        Place of Incorporation
----                                        ----------------------

Kaydon International, Inc.                  United States Virgin Islands

Kaydon Ring and Seal, Inc.                  Delaware

Kaydon S.A. de C.V.                         Nuevo Leon, United Mexican States

I.D.M. Electronics Ltd.                     United Kingdom

Electro-Tec Corp.                           Delaware

Cooper Roller Bearing Company Ltd.          United Kingdom

Cooper Split Roller Bearing Corporation     Virginia

Cooper Geteilte Rollenlager GmbH            Germany

Industrial Tectonics Inc                    Delaware


Kaydon Acquisition Corp. V                  Delaware
(d/b/a Seabee Corporation)
(d/b/a Gold Star Manufacturing, Inc.)

Kaydon Acquisition VII, Inc.                Delaware
(d/b/a Victor Fluid Power, Inc.)

Great Bend Industries, Inc.                 Delaware

Industrial Tectonics, Inc.-                 Delaware
Japan Trading Company

Filterdyne Filtration Systems, Inc.         Georgia

Focal Technologies, Inc.                    Nova Scotia, Canada
